Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pacific Sunwear of California, Inc., pertaining to the Pacific Sunwear of California Employee Stock Purchase Plan, on Form S-8 of our report dated
March 11, 1997, appearing in the Annual Report on Form 10-K of Pacific
Sunwear of California, Inc. for the year ended February 2, 1997.


                          /s/ Deloitte & Touche LLP


Costa Mesa, California
November 19, 1997